EXHIBIT 99.1

Liberty Tax Service Announces Fiscal Year 2018 Results

Company Starts Implementation of Cost Savings Initiatives

Total Revenues Increased 0.5% to $174.9 Million and Cash Flows Remain Strong

VIRGINIA BEACH, Va., Sept. 07, 2018 (GLOBE NEWSWIRE) -- Liberty Tax, Inc. (OTC PINK: TAXA) (the “Company”), the parent company of Liberty Tax Service, today reported its unaudited results for fiscal year 2018. The Company reported total revenue of $174.9 million and GAAP earnings per share of $0.01. Non-GAAP earnings per share were $0.64. The Company delivered adjusted EBITDA of $35.2 million and net cash from operating activities of $27.6 million.

The average returns processed per U.S. office increased 2.8% to 445 returns compared to 433 in the prior year. Total U.S. returns of 1.49 million were lower than the 1.66 million U.S. returns in the prior year, primarily due to reductions in locations and store closings. Total returns processed in Canada increased to 0.38 million from 0.36 million.

“The Company delivered strong free cash flows and EBITDA, despite significant one-time expenses, an anticipated reduction in U.S. franchised locations, and lower performing company-owned stores,” said Chief Executive Officer, Nicole Ossenfort. “We now begin a new future direction after completion of management changes and installing new Board members. We are evaluating and implementing additional cost savings designed to drive further profitability and working with our Board to power new strategic initiatives directed towards bottom line performance. Our initiatives are focused around attracting and retaining customers as well as improving overall performance of our company-owned locations.”

Fiscal 2018 Results (unaudited)
($ in millions except per share data)	GAAP			Non - GAAP*
	2018	2017	Change	2018	2017	Change
Revenue	$174.9	$174.0	0.5%	$174.9	$174.0	0.5%
Operating expenses	167.3	150.7	11%	154.1	145.9	6%
Income before taxes	4.5	20.8	-78%	17.6	25.5	-31%
Net Income	0.1	13.0	-99%	9.0	16.0	-43%
Diluted EPS	$0.01	$0.94	-99%	$0.64	$1.15	-44%
*See reconciliation of non-GAAP to GAAP financial measures in Table D and additional information under Non-GAAP Financial Information.

Financial Highlights

  Adjusted EBITDA of $35.2 million compared to $42.4 million for fiscal year 2017 (see Table D).
  Net cash provided by operating activities was $27.6 million compared to $32.4 million for fiscal year 2017.
  The Company remains in full compliance with the terms and covenants of its Credit Facility Agreement and has full availability under the facility.
  The Company ended the fiscal year with $18.5 million of cash on hand compared to $16.4 million at the end of the prior fiscal year.
  The Company reported revenue growth of 0.5% to $174.9 million.
    Tax preparation fees in company-owned stores increased 23.4% to $26.6 million due to an increase in the number of tax returns prepared.  This increase was offset by increased operating expenses and impairment charges.
    A new optional electronic filing fee charge for U.S. federal returns generated $10.8 million of revenue.  $8.6 million of the related rebate expense to franchisees is included in SG&A.
    Average net fees for tax preparation services in the U.S. increased 6.0%.
    Revenue from franchise and company-owned Canadian offices increased 12.7% in Canadian dollars.
  The Company incurred $5.0 million in restructuring expenses primarily related to company-owned store exit costs and the termination of a service provider contract.
  As a result of the underperformance in our company-owned stores, the Company recorded non-cash impairment charges totaling $3.0 million.

Effective Tax Rate
For the fiscal year ended April 30, 2018, the Company’s effective tax rate was materially impacted by the following items:

  A one-time Transition Tax on cumulative earnings related to our Canadian subsidiary and the re-measurement of deferred taxes mandated by the Tax Cuts and Jobs Act (the “Tax Act”).
  Changes to the statutory federal rates mandated by the Tax Act on taxable income from 35% to 21% which became effective as of January 1, 2018.  The Company’s statutory federal rate for the year ended April 30, 2018 was 30.4% due to a blended tax rate provision in the Tax Act for non-calendar year tax filers.
  Certain stock-based compensation expenses recorded in our financial statements that were not ultimately deductible for tax purposes.

While there may be some future impact of stock-based compensation on the Company’s effective tax rate, the Company expects the annual effective tax rate going forward to normalize between 26% and 29%.

Other Items

  The Company continues to work diligently with its auditors to complete and file its required filings with the Securities and Exchange Commission (the “SEC”) and currently expects to file its delinquent Forms 10-Q for the quarters ended October 31, 2017 and January 31, 2018 and its Form 10-K for the year ended April 30, 2018 on or before October 15, 2018.  Additionally, the Company currently expects to file its Form 10-Q for the quarter ended July 31, 2018 on or before October 31, 2018.
  The Company has submitted its appeal of the Nasdaq Hearing Panel’s determination to delist the Company’s Class A common stock to the Nasdaq Listing and Review Council.  Pending the outcome of the appeal, the Company’s Class A common stock will continue to be quoted on the OTC Market under the symbol “TAXA”.

About Liberty Tax, Inc.
Founded in 1997, Liberty Tax, Inc. (OTC PINK: TAXA) is the parent company of Liberty Tax Service. In the U.S. and Canada, last year, Liberty Tax prepared approximately two million individual income tax returns in more than 3,600 offices and online. Liberty Tax's online services are available through eSmart Tax, Liberty Online and DIY Tax, and are all backed by the tax professionals at Liberty Tax locations and its nationwide network of seasonal tax preparers. Liberty Tax also supports local communities with fundraising endeavors and contributes as a national sponsor to many charitable causes. For a more in-depth look, visit Liberty Tax Service and interact with Liberty Tax on Twitter and Facebook.

About Non-GAAP Financial Information
This press release and the accompanying tables include non-GAAP financial information. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with U.S. generally accepted accounting principles, please see the section of the accompanying Table D titled “Reconciliation of Non-GAAP Financial Information to the Most Directly Comparable GAAP Financial Measures.”

Forward Looking Statements
In addition to historical information, this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including implied and express statements regarding the Company’s strategic initiatives and the Company’s anticipated timing with respect to the filing of its delinquent periodic reports.  These forward-looking statements are based upon the Company's current expectations and there can be no assurance that such expectations will prove to be correct. Because forward-looking statements involve risks and uncertainties and speak only as of the date on which they are made, the Company's actual results could differ materially from these statements. These risks and uncertainties relate to, among other things: the risk that the Company’s appeal to Nasdaq will not be successful; uncertainties relating to the ability of the Company to file its delinquent periodic filings with the SEC; uncertainties regarding the Company's ability to attract and retain clients; uncertainties regarding the Company’s strategic plans related to company-owned stores; uncertainties regarding the Company’s ability to meet its prepared returns targets; competitive factors; regulatory factors; the Company's effective income tax rate; litigation defense expenses and costs of judgments or settlements; costs associated with compliance efforts; and changes in market, economic, political or regulatory conditions. Additional information concerning these risks and uncertainties is contained in the Company’s filings with the U.S. Securities and Exchange Commission.  The Company does not undertake any duty to update any forward-looking statements, whether as a result of new information, future events, or otherwise except as may be required by law.

Table A
Liberty Tax, Inc.
Consolidated Statement of Operations
Unaudited, amounts in thousands, except per share and share data

	Twelve months ended April 30,
	2018	2017	$ change	% change
Revenues:
Franchise fees	$1,793	$2,659	(866)	-32.6%
Area Developer fees	2,751	4,177	(1,426)	-34.1%
Royalties and advertising fees	68,559	74,291	(5,732)	-7.7%
Financial products	47,225	51,829	(4,604)	-8.9%
Interest income	9,895	12,955	(3,060)	-23.6%
Assisted tax preparation fees, net of discounts	26,645	21,600	5,045	23.4%
Electronic Filing Fee	10,772	-	10,772	100.0%
Other revenue	7,232	6,474	758	11.7%
Total revenue	174,872	173,985	887	0.5%

Operating expenses:
Employee compensation and benefits	50,003	44,615	5,388	12.1%
Selling, general, and administrative expenses	69,012	58,159	10,853	18.7%
Area Developer expense	16,564	22,461	(5,897)	-26.3%
Advertising expense	12,326	11,073	1,253	11.3%
Depreciation, amortization, and impairment charges	14,416	14,356	60	0.4%
Restructuring expense	4,952	-	4,952	100.0%
Total operating expenses	167,273	150,664	16,609	11.0%
Income from operations	7,599	23,321	(15,722)	-67.4%

Other income (expense):
Foreign currency transaction gain (loss)	63	(47)	110	-234.0%
Gain on sale of available-for-sale securities	-	50	(50)	-100.0%
Interest expense	(3,181)	(2,557)	(624)	24.4%
Income before income taxes	4,481	20,767	(16,286)	-78.4%
Income tax expense	4,346	7,754	(3,408)	-44.0%
Net Income	$135	$13,013	$(12,878)	-99.0%

Net Income per share of Class A and Class B
common stock:
Basic	$0.01	$0.94	$(0.93)	-98.9%
Diluted	$0.01	$0.94	$(0.93)	-98.9%

Weighted-average shares outstanding basic	12,928,762	12,895,561	33,201	0.3%
Weighted-average shares outstanding diluted	13,977,748	13,916,908	60,840	0.4%

Table B
Liberty Tax, Inc.
Consolidated Balance Sheets
Unaudited, amounts in thousands

	April 30,	April 30,
	2018	2017
Current assets:
Cash and cash equivalents	$18,522	$16,427
Current receivables, net	66,816	74,483
Assets held for sale	8,941	11,989
Deferred income tax asset	-	6,956
Other current assets	5,429	5,812
Total current assets	99,708	115,667

Property, equipment, and software, net	38,636	39,789
Notes receivable, non-current, net	5,589	16,245
Deferred tax asset	343	-
Goodwill	8,640	8,576
Other intangible assets, net	22,837	21,224
Other assets	2,250	2,767
Total assets	$178,003	$204,268

Current liabilities:
Current installments of long-term obligations	$18,113	$7,738
Accounts payable and accrued expenses	14,521	12,953
Due to Area Developers	17,906	23,143
Income taxes payable	4,511	6,442
Deferred revenue - current	2,021	2,892
Total current liabilities	57,072	53,168

Long-term obligations, excluding current installments, net	2,270	18,461
Deferred revenue and other - non-current	4,692	5,817
Deferred income tax liability	1,397	10,367
Long-term income taxes payable	1,070	-
Total liabilities	66,501	87,813

Stockholders' equity:
Special voting preferred stock, $0.01 par value per share	-	-
Class A common stock, $0.01 par value per share	128	127
Class B common stock, $0.01 par value per share	2	2
Exchangeable shares, $0.01 par value per share	10	10
Additional paid-in capital	11,570	8,371
Accumulated other comprehensive loss, net of taxes	(1,347)	(2,084)
Retained earnings	101,139	110,029
Total stockholders' equity	111,502	116,455
Total liabilities and stockholders' equity	$178,003	$204,268

Table C
Liberty Tax, Inc.
Consolidated Statements of Cash Flows
Unaudited, amounts in thousands
	Twelve months ended April 30,
	2018	2017
Cash flows from operating activities:
Net Income	$135	$13,013
Adjustments to reconcile net loss to net cash used in operating activities:
Provision for doubtful accounts	12,396	10,378
Depreciation and amortization	11,454	8,325
Impairment of goodwill and other assets	2,962	6,031
Other loss (gain) including sale of property, equipment and software	5,261	(387)
Stock-based compensation expense	3,680	2,016
Deferred tax expense (benefit)	(2,369)	129
Gain on bargain purchase and sales of company-owned offices	(2,401)	(1,100)
Change in income taxes payable (receivable)	(798)	2,487
Gain on sale of available-for-sale securities	-	(50)
Changes in other assets and liabilities	(2,675)	(8,396)
Net cash provided by operating activities	27,645	32,446

Cash flows from investing activities:
Issuance of operating loans to franchisees and Area Developers (ADs)	(73,796)	(94,133)
Payments received on operation loans to franchises and ADs	72,647	89,562
Purchases of AD rights, company-owned offices, and other intangible assets	(2,926)	(10,049)
Proceeds from sale of AD rights and company-owned offices	451	1,339
Proceeds from sale of available-for-sale securities	-	5,049
Purchases of property, equipment and software	(5,388)	(5,022)
Net cash used in investing activities	(9,012)	(13,254)

Cash flows from financing activities:
Proceeds from the exercise of stock options	95	-
Tax inpact of stock compensation and repurchase of common stock	1	(420)
Dividends paid	(8,922)	(8,891)
Repayment of long-term obligations	(7,432)	(5,281)
Borrowings under revolving credit facility	178,251	151,400
Repayments under revolving credit facility	(178,251)	(151,400)
Proceeds from mortgage debt	-	2,200
Payment for debt issue costs	-	(35)
Cash paid for taxes on exercises/vesting of stock-based compensation	(576)	-
Tax benefit of stock option exercises	-	60
Net cash used in financing activities	(16,834)	(12,367)

Effect of exchange rate changes on cash, net	296	(304)
Net increase in cash and cash equivalents	2,095	6,521
Cash and cash equivalents at beginning of period	16,427	9,906
Cash and cash equivalents at end of period	$18,522	$16,427

Cash paid for taxes, net of refunds	$7,393	$5,058

Table D
Liberty Tax, Inc.
Reconciliation of Non-GAAP Financial Information to the Most Directly Comparable GAAP Financial Measures
Unaudited, amounts in thousands, except per share data

We report our financial results in accordance with U.S. generally accepted accounting principles (GAAP); however, we believe that earnings before interest, taxes, depreciation, amortization and impairment ("EBITDA") and non-GAAP results should be evaluated, in addition to, and not as an alternative for, net Income as determined in accordance with GAAP. We consider our non-GAAP financial results to be a useful metric for management and investors to evaluate and compare current year results with prior periods. Because not all companies use the same calculations, our definition of EBITDA may not be comparable to similarly titled figures from other companies. In addition, when evaluating non-GAAP results, we exclude certain items that are not considered to be part of future operating results.

The following is a reconciliation of GAAP Net Income as shown in Table A to EBITDA.

					Twelve months ended April 30,
					2018	2017
					(in thousands)
Net Income - as reported					135	13,013
Add back:
Interest expense					3,181	2,557
Income tax expense					4,346	7,754
Depreciation, amortization, and impairment charges:
As Reported					14,416	14,356
Included in restructuring expense*					2,415	-
Total Adjustments					24,358	24,667
EBITDA					24,493	37,680

*Impairments related to contract termination costs and property and intangibles included in Restructuring expense

The following is a reconciliation of our non-GAAP financial measures to the most comparable GAAP financial measures.
Amounts may not add or recalculate due to rounding. See page 9 for a description of the items excluded which we believe to not be considered part of future operating results.

For the twelve months ended April 30, 2018
			Income from		Pre-tax	Net	Diluted
	Revenues	Expenses	Operations	EBITDA	Income	Income	EPS

As Reported	174,872	167,273	7,599	24,493	4,481	135	$0.01

Adjustments: (1)
Executive severance and related costs including stock-based compensation		(6,468)	6,468	6,468	6,468	4,114	0.29
Executive recruitment costs		(325)	325	325	325	207	0.01
Compliance Task Force and related costs		(881)	881	881	881	560	0.04
Shareholder Litigation Costs		(529)	529	529	529	337	0.02
Tax Cuts and Jobs Act Adjustments		-	-	-	-	528	0.04
Restructuring expense		(4,952)	4,952	2,537	4,952	3,149	0.23
Total Adjustments	-	(13,155)	13,155	10,740	13,155	8,895	0.63
Non-GAAP	174,872	154,118	20,754	35,233	17,636	9,030	$0.64

For the twelve months ended April 30, 2017
			Income from		Pre-tax	Net	Diluted
	Revenues	Expenses	Operations	EBITDA	Income	Income	EPS

As Reported	173,985	150,664	23,321	37,680	20,767	13,013	$0.94

Adjustments: (1)
Executive severance, including stock-based compensation	-	(877)	877	877	877	550	0.04
Compliance Task Force and related costs	-	(1,197)	1,197	1,197	1,197	750	0.05
Gain on available-for-sale securities	-	-	-	(50)	(50)	(31)	-
Accrued judgment	-	(2,700)	2,700	2,700	2,700	1,692	0.12
Total Adjustments	-	(4,774)	4,774	4,724	4,724	2,961	0.21
Non-GAAP	173,985	145,890	28,095	42,404	25,491	15,974	$1.15

(1) The net income impact of the adjustments is calculated using the incremental tax rate for the period.

Table E
Liberty Tax, Inc.
Operational Data
Unaudited

	Twelve months ended April 30,
	2018	2017
Franchisees
U.S.	1,582	1,753
Canada	138	133
Total Franchisees	1,720	1,886

Offices
U.S.
Franchised	3,047	3,505
Company-Owned	296	318
Total U.S.	3,343	3,823

Canada
Franchised	219	210
Company-Owned	48	44
Total Canada	267	254

Total
Franchised	3,266	3,715
Company-Owned	344	362
Total Offices	3,610	4,077

Tax Returns Processed
U.S.	1,487,000	1,657,000
Canada	377,000	359,000
Total Returns Processed in Offices	1,864,000	2,016,000

Online	125,000	138,000
Total Tax Returns Processed	1,989,000	2,154,000

Systemwide Revenue[1]
U.S.	$366,900,000	$386,000,000

Canada (CDN $)	31,000,000	28,700,000
Canada (USD $)	24,100,000	21,500,000

U.S. Average Net Fee Per Return[2]	$247	$233

[1] Our systemwide revenue represents the total tax preparation revenue generated by our franchised and company-owned offices. It does not represent our revenue. Because franchise royalties are derived from the operations of our franchisees, and because we maintain an infrastructure to support systemwide operations, we consider systemwide revenue to be an important measurement.

[2] The average net fee per tax return prepared reflects amounts for our franchised and company-owned offices.

Non-GAAP Financial Information
The Company believes that EBITDA and non-GAAP net income should be evaluated, in addition to, and not as an alternative for, net income as determined in accordance with GAAP.  Both metrics are used by management when evaluating the performance of the Company.  Because not all companies use the same calculations, our definition of EBITDA may not be comparable to similarly titled figures from other companies.  In addition, when evaluating non-GAAP financial information, we exclude certain items that are not considered to be part of future operating results and which management excludes when evaluating the performance of the Company.  Descriptions of the items which are excluded are as follows:

Executive severance and related costs, including stock-based compensation:  We exclude from our non-GAAP financial measures cash and non-cash stock-based compensation, related third-party expenses and perquisites associated with the separation of employment with executives of the Company.

Executive recruitment costs:  We exclude from our non-GAAP financial measures one-time costs incurred to recruit and hire new executives.

Compliance Task Force and related costs:  We exclude from our non-GAAP financial measures third-party expenses we incur related to our Compliance Task Force.  These expenses include professional and legal fees.

Shareholder litigation costs:  We exclude from our non-GAAP financial measures one-time costs incurred related to shareholder litigation.

Tax Cuts and Jobs Act adjustments:  We exclude from our non-GAAP financial measures one-time tax adjustments for Transition Taxes related to our Canadian subsidiary and the re-measurement of deferred taxes.

Restructuring:  We exclude from our non-GAAP financial measures cash and non-cash expenses of restructuring activities.  These expenses include contract termination costs related to licensing, support and impairment, property and intangible impairments and exit costs as well as employee termination costs.

Gain on available-for-sale securities:  We exclude from our non-GAAP financial measures gains and losses we record when we sell equity securities and other investments.

Accrued judgment:  We exclude from our non-GAAP financial measures an accrued judgment recorded in the period ended April 30, 2017.

CONTACT:
Michael S. Piper
Liberty Tax, Inc.
Vice President and Chief Financial Officer
(757) 493-8855
investorrelations@libtax.com